World Funds Trust N-CSR

Exhibit 99.906 CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Company"), hereby certifies that the Company's Report on Form N-CSR for the period ended September 30, 2023  (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:

December 8, 2023

Name:

/s/ Karen Shupe

Karen Shupe

Title:

Treasurer and Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Funds and will be retained by the Funds and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Company"), hereby certifies that the Company's Report on Form N-CSR for the period ended September 30, 2023 (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:

December 8, 2023

Name:

/s/ Ann MacDonald

Ann MacDonald

Title:

Assistant Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Funds and will be retained by the Funds and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.